                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement               [  ]  Confidential, for Use of
                                                          the Commission Only
                                                          (as permitted by
                                                           Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                  Reinsurance Group of America, Incorporated
                  ------------------------------------------
               (Name of Registrant as Specified in Its Charter)

    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            ------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

            ------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            ------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

            ------------------------------------------------------------------

      (5)   Total fee paid:

            ------------------------------------------------------------------

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:

            ------------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:

            ------------------------------------------------------------------

      (3)   Filing Party:

            ------------------------------------------------------------------

      (4)   Dated Filed:

            ------------------------------------------------------------------

                                        -------------------------
                                        Reinsurance
                                        -------------------------
                           [RGA logo]   Group of America,
                                        -------------------------
                                        Incorporated
                                        -------------------------




                        NOTICE OF THE ANNUAL MEETING OF
                              THE STOCKHOLDERS OF
                  REINSURANCE GROUP OF AMERICA, INCORPORATED

                                                          St. Louis, Missouri
                                                               April 11, 1997


TO THE STOCKHOLDERS OF
REINSURANCE GROUP OF AMERICA, INCORPORATED


      The Annual Meeting of the Stockholders of Reinsurance Group of America, Incorporated will be held at the Ritz-Carlton Hotel, Consulate Room, 100 Carondelet Plaza, Clayton, Missouri on Thursday, May 15, 1997, commencing at 4:00 p.m., at which meeting only holders of record of the Company's Common Stock at the close of business on March 31, 1997 will be entitled to vote, for the following purposes:

            1.    To elect three directors;

            2. To transact such other and further business, if any, as properly may be brought before the meeting.

                                          REINSURANCE GROUP OF AMERICA,
                                          INCORPORATED


                                          By  /s/ Richard A. Liddy

                                            Chairman of the Board

/s/ Matthew P. McCauley
Secretary

      Even though you may plan to attend the meeting in person, please mark, date, and execute the enclosed proxy and mail it promptly. A postage-paid return envelope is enclosed for your convenience.

                                        -------------------------
                                        Reinsurance
                                        -------------------------
                           [RGA logo]   Group of America,
                                        -------------------------
                                        Incorporated
                                        -------------------------



                  REINSURANCE GROUP OF AMERICA, INCORPORATED
               660 Mason Ridge Drive, St. Louis, Missouri 63141


                                PROXY STATEMENT

                                    FOR THE
                      ANNUAL MEETING OF THE STOCKHOLDERS
                            TO BE HELD MAY 15, 1997
                     RITZ-CARLTON HOTEL, CLAYTON, MISSOURI


      This proxy statement is furnished to the holders of Common Stock of Reinsurance Group of America, Incorporated (the "Company" or "RGA") in connection with the solicitation of proxies for use in connection with the Annual Meeting of the Stockholders to be held May 15, 1997, and all adjournments and postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of the Stockholders. Such holders are hereinafter referred to as the "Stockholders." The Company is first mailing this proxy statement and the enclosed form of proxy to Stockholders on or about April 11, 1997.

      Whether or not you expect to be present in person at the meeting, you are requested to complete, sign, date, and return the enclosed form of proxy. If you attend the meeting, you may vote by ballot. If you do not attend the meeting, your shares of Common Stock can be voted only when represented by a properly executed proxy.

      Any person giving such a proxy has the right to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by duly executing and delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

      The close of business on March 31, 1997 has been fixed as the record date for the determination of the Stockholders entitled to vote at the Annual Meeting of the Stockholders. As of the record date, 16,978,896 shares of Common Stock were outstanding and entitled to be voted at such meeting, with 145 holders of record. Stockholders will be entitled to cast one vote on each matter for each share of Common Stock held of record on the record date.

      A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996 accompanies this proxy statement.

      The solicitation of this proxy is made by the Board of Directors of the Company. The solicitation will be by mail and the expense thereof will be paid by the Company. In addition, proxies may be solicited by telephone or telefax by directors, officers, or regular employees of the Company.

                             ELECTION OF DIRECTORS

Nominees and Continuing Directors

      The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. At the Annual Meeting, three directors of the Company are to be elected for terms expiring at the Annual Meeting in 2000, or until their respective successors have been elected and have qualified. Certain information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the Annual Meeting is set forth below. Each of the nominees and directors has served in his principal occupation for the last five fiscal years, unless otherwise indicated. Should any one or more of the nominees be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person or persons as the Board of Directors of the Company may recommend. With the exception of Stuart I. Greenbaum, all nominees are currently directors of the Company. Mr. Greenbaum has been nominated by the Nominating Committee of the Board of Directors to replace Dennis F. Hardcastle, who has notified the Company of his intent to resign on the date of the Annual Meeting, subject to the election and qualification of his successor. All of the nominees for director have agreed to serve if elected.


                                                                                                       Served as
                                                                                                        Director
              Name, Age, Principal Occupation or Position, Other Directorships                           Since
              ----------------------------------------------------------------                         ---------
TO BE ELECTED FOR TERMS ENDING IN 2000:
Bernard A. Edison, 69
       President of Edison Brothers Stores, Inc. ("Edison Brothers") from 1968                            1993
       through his retirement in 1987; director and Chairman of the Finance Committee of the Board of Directors of Edison Brothers until 1989, and director emeritus from 1989 through 1996. He is a director of General American Life Insurance
       Company and Anheuser-Busch Companies, Inc. and an advisory director of
       Mercantile Bancorporation.


Stuart I. Greenbaum, 60
       Dean of the John M. Olin School of Business at Washington University since                          --
       July 1995. Prior to such time, he spent 20 years at the Kellogg Graduate
       School of Management at Northwestern University where he was Director of the
       Banking Research Center and Norman Strunk Distinguished Professor of Financial
       Institutions. From 1988 to 1992, he served as Kellogg's Associate Dean for
       Academic Affairs. Mr. Greenbaum has served on the Federal Savings and Loan
       Advisory Council and the Illinois Task Force on Financial Services, and has
       been a consultant for the American Bankers Association, the Bank
       Administration Institute, the Comptroller of the Currency, the Federal Reserve
       System, and the Federal Home Loan Bank System, among others. From 1985 to
       1990, he was an outside director of Imperial Corporation of America and its subsidiary, Imperial Savings Association, a savings and loan association that became subject to control of the Office of Thrift Supervision in 1990.


Richard A. Liddy, 61
       Chairman of the Board of the Company. Also President, Chief Executive Officer                      1993
       and Chairman of the Board of General American Life Insurance Company. From
       1982 through 1988, he was Senior Vice President and Executive Vice President
       of Continental Corporation, and President, Financial Services Group of
       Continental Insurance Company. He is also Chairman of the Board of General
       American Capital Company and The Walnut Street Funds, Inc., each a registered investment company, Chairman of Paragon Life Insurance Company, Chairman of
       Security Equity Life Insurance Company, Chairman of Security Mutual Life
       Insurance Company of New York and a director of Brown Group, Inc., Union
       Electric Company, and Ralston Purina Company.

                                    2


                                                                                                       Served as
                                                                                                        Director
              Name, Age, Principal Occupation or Position, Other Directorships                           Since
              ----------------------------------------------------------------                         ---------
TO CONTINUE IN OFFICE UNTIL 1998:
William A. Peck, M.D., 63
       Executive Vice Chancellor for Medical Affairs and Dean of the School of                            1993
       Medicine of Washington University since 1989. From 1976 to 1989, he was
       Physician in Chief of The Jewish Hospital of St. Louis. He is a director of
       Hologic, Inc., Boatmen's Trust Company, and Allied Health Care Products, Inc.


William P. Stiritz, 62
       Chairman of the Board and Chief Executive Officer of Ralston Purina Company                        1993
       since 1981 and currently President of Ralston Purina Company. He has held various other positions with Ralston Purina Company since 1964. He is a director of General American Life Insurance Company, Angelica Corporation,
       Ball Corporation, The May Department Stores Company, Ralcorp Holdings, Inc.,
       and Interstate Bakeries Corporation.


A. Greig Woodring, 45
       President and Chief Executive Officer of the Company. Mr. Woodring is also an                      1993
       executive officer of General American Life Insurance Company, in charge of all reinsurance business. He has headed General American's reinsurance business since 1986. He also serves as a director and officer of a number of the
       Company's subsidiaries.



TO CONTINUE IN OFFICE UNTIL 1999:


J. Cliff Eason, 49
       President and Chief Executive Officer of Southwestern Bell Communications,                         1993
       Inc. since January 1996. President and Chief Executive Officer of Southwestern
       Bell Services from July 1995 through December 1995. President of Network
       Services of Southwestern Bell Telephone Company from July 1993 through June
       1995. From July 1992 through July 1993, Mr. Eason was President of
       Southwestern Bell Telephone Company of the Midwest ("Telephone Company"). From
       May 1991 through June 1992, he was President of Metromedia Paging Services, a
       subsidiary of Southwestern Bell Corporation (currently called SBC
       Communications, Inc.). He was Senior Vice President - Strategic Planning for
       Southwestern Bell Corporation from October 1990 through April 1991.  From 1989 to 1990, he served as Vice President of Network Distribution Services for the
       Telephone Company's Texas Division. Prior to 1989, Mr. Eason held various other positions with Southwestern Bell Corporation.


Leonard M. Rubenstein, 51
       Chief Executive Officer and Chairman of Conning Corporation and its                                1993
       subsidiary, Conning Asset Management Company, a registered investment advisor.
       Conning Corporation is a subsidiary of General American. He served as
       Executive Vice President of Investments for General American Life Insurance
       Company from 1991 to January 1997 and as Treasurer from 1991 to 1995. From
       1984 to 1991, he served as Vice President of General American Life Insurance
       Company. He is Treasurer of General American Capital Company, a registered investment company.

                                    3



                                                                                                       Served as
                                                                                                        Director
              Name, Age, Principal Occupation or Position, Other Directorships                           Since
              ----------------------------------------------------------------                         ---------
H. Edwin Trusheim, 69
       In 1995, he retired as Chairman of the Board of General American Life                              1993
       Insurance Company, where he was Chief Executive Officer until his retirement in 1992. He served as President of General American Life Insurance Company
       from 1979 to 1988 and was elected Chief Executive Officer in 1981 and Chairman of the Board in 1986. He is also a director of Angelica Corporation, General
       American Life Insurance Company, Laclede Gas Company, RehabCare Corporation,
       and Venture Stores Inc.

Committees and Meetings of the Board of Directors

      The Board of Directors met five times during 1996. Each incumbent director attended at least 75% of the meetings of the Board and committees on which he served during 1996.

      The Board of Directors has an Audit Committee, a Nominating Committee, and a Compensation Committee. The Audit Committee, of which Messrs. Eason (Chairman), Hardcastle, and Peck are members, met three times in 1996. This Committee is responsible for overseeing the integrity and reliability of the Company's accounting and financial reporting practices and the effectiveness of its system of controls. It also recommends a public accounting firm to be retained for the coming year and reviews the work to be done by such firm. The Compensation Committee establishes and oversees the compensation policies of the Company's operating subsidiaries and determines executive compensation. The Committee, which consists of Messrs. Edison (Chairman), Eason, Hardcastle, Peck, and Stiritz, held five meetings in 1996. See "Executive Compensation -- Compensation Committee Report on Executive Compensation." It is expected that Mr. Greenbaum will replace Mr. Hardcastle on the Audit Committee and Compensation Committee. The Nominating Committee, of which Messrs. Peck (Chairman), Eason, Edison, Stiritz, and Trusheim are members, did not meet during 1996. This Committee nominates directors and will accept recommendations for nominations as directors from Stockholders. Stockholders wishing to propose nominees to the Nominating Committee for consideration should, by the first week of January, notify in writing the Secretary of the Company, who will inform the members of the Nominating Committee of such nominees.

Director Compensation

      Officers of the Company, General American Life Insurance Company ("General American"), or any subsidiary of General American do not receive any additional compensation for serving the Company as members of the Board of Directors or any of its committees. During 1996, directors who are not employees of the Company, General American, or any of its subsidiaries ("Non-Employee Directors") were paid an annual retainer fee of $12,000, and were paid $1,000 for each Board meeting attended in person, $500 for each telephonic Board meeting attended, $500 for each committee meeting attended in person (except the committee chairman, who was paid $750) and $250 for each telephonic committee meeting attended (except the committee chairman, who was paid $375). Effective January 1, 1997, the annual retainer was increased to $20,000 and the committee meeting attendance fee was increased to $750 ($1,000 for the committee chairman). In addition, the Company also reimburses directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings. Of the $20,000 annual retainer for 1997, $8,000 is payable in shares of the Company's Common Stock at the Annual Meeting.
Also on the date of the Annual Meeting, each Non-Employee Director will be granted an option to purchase 1,000 shares of Common Stock with an exercise price equal to the closing price of the Common Stock on such date.

      Non-Employee Directors also received 100 performance units last year and had the option to receive an additional grant of performance units in lieu of their retainer and meeting fees. A performance unit is a hypothetical share of Common Stock of the Company based upon the fair market value of the Common Stock at the time of the grant. Performance units are not transferable and are subject to forfeiture unless held until the director ceases to be a director by reason of retirement, death, or disability. Upon such an event, the Company will issue cash or shares of Common Stock in an amount equal to the value of the performance units. Effective January 1, 1997, Non-Employee Directors will no longer receive 100 performance units annually, although they may continue to elect to receive performance units in lieu of their retainer and meeting fees (including any stock portion).

      All such stock, options and performance units will be issued pursuant to the Flexible Stock Plan for Directors, which was adopted effective January 1, 1997. Performance units granted prior to such time were issued under the Phantom Stock Plan for Directors.

      In January 1997, Richard A. Liddy, Chairman of the Board, was granted a three-year block grant to purchase 25,000 shares of Common Stock at an exercise price equal to the closing price of the Common Stock on the date of grant. See "Compensation Committee Report on Executive Compensation."

Common Stock Ownership of Management and Certain Beneficial Owners

      The following table sets forth certain stock ownership information, as of March 1, 1997, with respect to (i) each person known to the Company to be the beneficial owner of 5% or more of the Company's outstanding Common Stock,
(ii) each director and nominee for director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table and
(iv) all directors, nominees and executive officers as a group.


                                                                                Amount and Nature of           Percent
            Beneficial Owner                                                    Beneficial Ownership           of Class
            ----------------                                                    --------------------           --------

Principal Stockholders:
General American Life Insurance Company                                             10,725,000<F1>              63.2%
700 Market Street
St. Louis, Missouri 63101


The Prudential Insurance Company of America                                          1,329,500<F2>               7.8%
Prudential Plaza
Newark, New Jersey 07102-3777


Directors, Nominees and Named Executive Officers:

A. Greig Woodring, Director, President, and Chief
  Executive Officer <F1>                                                                12,274                    <F*>

J. Cliff Eason, Director                                                                 1,000                    <F*>

Bernard A. Edison, Director                                                              5,000                    <F*>

Richard A. Liddy, Chairman <F1>                                                         45,000<F3>                <F*>

William A. Peck, Director                                                                  300                    <F*>

Leonard M. Rubenstein, Director <F1>                                                    30,000<F4>                <F*>

William P. Stiritz, Director <F1>                                                      304,200<F5>                1.8

                                    5


                                                                                Amount and Nature of           Percent
            Beneficial Owner                                                    Beneficial Ownership           of Class
            ---------------                                                     --------------------           --------

H. Edwin Trusheim, Director <F1>                                                         3,000                    <F*>

Stuart I. Greenbaum, Director Nominee                                                        0                     --

David B. Atkinson, Executive Vice President and
  Chief Operating Officer                                                               12,420<F6>                <F*>

Bruce E. Counce, Executive Vice President and
  Chief Corporate Operating Officer                                                      8,134<F7>                <F*>

Andre St-Amour, President, RGA Life Reinsurance
  Company of Canada                                                                      8,050<F8>                <F*>

Graham Watson, Executive Vice President and Chief
  Marketing Officer                                                                      2,750<F9>                <F*>

All directors and executive officers as a group
  (21 persons)                                                                         462,799<F10>               2.7

-------------------

<F*>  Less than one percent.

<F1>  Shares beneficially owned indirectly through Equity Intermediary
      Company, a wholly-owned subsidiary of General American. Mr. Liddy is also a director and executive officer of General American. Mr. Woodring is also an executive officer of General American. Mr. Rubenstein is an executive officer and director of Conning Corporation, a wholly-owned subsidiary of General American. Messrs. Edison, Stiritz, and Trusheim are directors of General American. These individuals disclaim beneficial ownership of the shares beneficially owned by General American.

<F2>  Sole voting and dispositive power over up to 929,500 shares. Based on information provided to the registrant by the security holder.

<F3>  Includes 35,000 shares of Common Stock subject to stock options that are exercisable within 60 days.

<F4>  Represents shares of Common Stock subject to stock options that are exercisable within 60 days.

<F5>  Mr. Stiritz disclaims beneficial ownership of a total of 97,000 shares which are held by his wife, daughter, and son.

<F6>  Includes 1,000 shares of Common Stock held by Mr. Atkinson's children.

<F7>  Represents shares held in the Bruce E. Counce Revocable Trust, of which
      Mr. Counce is the sole trustee and his children are the beneficiaries.

<F8>  Includes 7,050 shares of Common Stock subject to stock options that are exercisable within 60 days.

<F9>  Represents shares owned by Intercedent Limited, a Canadian corporation of which Mr. Watson has a 75% ownership interest.

<F10> Includes a total of 96,749 shares subject to stock options that are exercisable within 60 days.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") requires the Company's directors, executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Directors, executive officers, and greater than 10 percent shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4, and 5 they file.

      Based solely on the Company's review of the copies of such forms it has received, or written representations from certain reporting persons that no Forms 5 were required for these persons, the Company believes that all its directors, executive officers, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 1996. However, the following executive officers each filed one late report in 1997 covering performance units granted in

1995: David Atkinson, Bruce Counce, Brendan Galligan, Jack Lay, Paul Schuster, Ken Sloan, Andre St-Amour and Greig Woodring.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Company's Compensation Committee, composed of five non-employee directors, oversees the compensation policies of the Company's operating subsidiaries (RGA is a holding company with no employees). RGA Reinsurance Company ("RGA Re"), a wholly-owned subsidiary of the Company, employs all of the executive officers of the Company except for Mr. St-Amour, who is President of RGA Life Reinsurance Company of Canada.. All Compensation Committee decisions are also approved by the entire Board of Directors.

      Base Salaries
      -------------

      In forming its recommendations on the overall salary program for executive officers, the Company employed the services of an independent consulting firm in 1995 and again in 1996 to learn how the Company's executive compensation compared to those paid by other publicly held insurance and reinsurance companies. Results of the study in 1995 showed that the Company's executives were paid significantly less than executives at comparable companies. In light of these findings the Compensation Committee, in January 1996, approved increases in officers' 1996 base salaries to make them more competitive. The average increase in executive officers' base salaries for 1996 was approximately 13%, and such salaries represented on average approximately 90% of the median level of base pay for comparable officers of the comparison companies. In January 1997, the Committee approved an average increase of approximately 4.0% in executive officers' 1997 base salaries. The decision to increase 1997 base salaries was based on an updated survey using the same comparison group. The percentage increase excludes the CEO, as well as the Chief Operating Officer, the head of the Company's Canadian operations, and one other executive officer whose salaries were increased approximately 10%, 11%, and 14% to more accurately reflect such officers' responsibilities. Overall, the established 1997 base salaries for executives represent approximately 91% of the median level of base pay for comparable officers based on the survey.

      The 1996 base salary of Mr. Woodring, the Company's Chief Executive Officer, was $300,000. This level, which was set in January 1996, was intended to make Mr. Woodring's compensation approximate that of the second-highest-paid executive at a comparable public company, reflecting the level of involvement of General American's management at RGA. Based in part on the results of the consultant's most recent survey, in January 1997 the Committee set Mr. Woodring's 1997 base salary at $337,000, which represents an increase of approximately 12% over his 1996 base salary. As a result of the increase, Mr. Woodring's base salary for 1997 is 100% of the median for the second-highest-paid executives in the comparison group.

      Executive Stock Ownership Guidelines
      ------------------------------------

      In order to further align the interests of the Company's management and its shareholders, the Committee adopted executive stock ownership guidelines in October 1996. Based upon the recommendation of the independent consulting firm, which obtained stock ownership information for 350 public companies, the Committee established specific guidelines for the top three tiers of management -- the CEO (22,500 shares), Executive Vice Presidents (8,500 shares), and Senior Vice Presidents (3,750 shares). Although the guidelines are not mandatory, they are intended to increase Company stock ownership by executive officers, which, in addition to stock options, provides the officers with a direct economic interest in the Company.

      To facilitate the executive stock ownership contemplated by the guidelines, the Committee approved a one-time program to enable top executives to convert the value of their vested options which were granted at the Company's initial public offering in 1993 into shares of the Company's Common Stock. This program allowed such officers the ability to exercise their 1993 stock options and receive new options to replace the shares used to finance such exercise, provided the officers agreed to hold a number of shares equal to the estimated after-tax profit resulting from the exercise. The CEO and three other top executives participated in this program. These officers exercised a total of 138,000 stock options with a strike price of $26.00 per share and received an aggregate of 105,500 options to purchase Common Stock at $45.50 per share. As a result, the officers own an additional 32,500 shares of Common Stock. Mr. Woodring, in particular, exercised 50,000 options, received 38,226 new options, and acquired an additional 11,774 shares, which represents approximately 52% of his stock ownership guideline.

      Flexible Stock Option Plan
      --------------------------

      The Company's stock option plan (the "Flexible Stock Plan") was established in 1993. The exercise price of each option has been no less than the market price of the Common Stock on the date of grant. Option awards were first made to 45 persons in 1993 in connection with the Company's initial public offering of stock (the "IPO"). These options became fully vested in May 1996. A second grant of options was made in 1994 to the Company's five highest officers, its chief accounting officer, and the four sales vice presidents. These options vest in increasing increments over an eight-year period. In 1995, three officers who joined the Company after the 1994 awards were made each received a three-year block grant of options vesting in seven years. In January 1995, two officers who joined the Company during the year received options that vest over six years, and one officer who was promoted during the year received options that vest on a modified IPO vesting schedule.

      In October 1996, the Committee for the first time adopted annual stock option grant guidelines in order to help attract and retain key employees. Pursuant to these guidelines, in January 1997, the Committee approved the grant of options to purchase a total of 123,800 shares of Common Stock at an exercise price of $45 5/8 (the closing price of the Common Stock on the date of grant) to 23 key officers, including the CEO and Chairman and all of the executive vice presidents, senior vice presidents, and sales vice presidents. The options vest annually in 20% increments, beginning in January 1998. The Company's 12 salaried executive officers received options to purchase a total of 76,500 shares, including an option to purchase 18,400 shares granted to Mr. Woodring. The number of options granted was related to base compensation, using a multiple ranging from 1.0 times to 2.5 times salary divided by the strike price of the options. The salary multiples correspond to summary data obtained by the consulting firm for 350 public companies. The Committee used the range of multiples for CEOs as a benchmark in granting Mr. Woodring's option. The Committee also approved a three-year block grant of options to purchase 25,000 shares to the Chairman, Richard A. Liddy, based on his continuing leadership of the Company. The 1997 option grants are intended to reflect management's involvement in the Company's performance and to encourage their continued contribution to the future of the Company. The Company views stock options as an important means of aligning the economic interests of management and shareholders.

      Profit Sharing Plan
      -------------------

      All employees of RGA Re who meet the eligibility requirements participate in the profit sharing plan. Awards represent a percentage of cash compensation based on the achievement by the Company of specified thresholds and targeted levels of growth in consolidated earnings per share and revenues. Participants in the Company's 401(k) plan are eligible to receive a guaranteed Company match of up to 2% of compensation, plus a discretionary match of up to 2%. In addition, all eligible employees are entitled to receive a profit sharing award ranging from 0% to 6% of compensation depending on whether the Company meets or exceeds its thresholds and targets. A threshold of performance must be met before any award other than the guaranteed match can be made. The thresholds and targets for each year are established before the beginning of the year. Although a participant may elect to receive a portion of his profit sharing award in cash, a significant portion of the award is deferred.

      Based on the Company's 15% increase in earnings per share and the 24% growth in revenues for 1996, the Company met or exceeded its targets, resulting in a profit sharing award of 4.75% and a discretionary match of 2%. The discretionary profit sharing awards for executives who participate in the stock option and incentive programs are reduced by one half. Mr. Woodring, who participates in such programs, received a profit sharing award of $12,835 for 1996, representing approximately 2.8% of his salary and cash bonus for the year.

      Management Incentive Plan
      -------------------------

      RGA executives also participate in the Management Incentive Plan ("MIP"), which provides incentive compensation based on a participant's individual performance as well as the division's and the Company's financial results. Based on these criteria, the Committee approves a schedule of specific incentives set for each participant, with a threshold of performance that must be met before any payment to the individual can be made, a target that is twice the threshold, and a maximum that is twice the target. The Company's performance must meet a certain trigger level before any awards under the plan are made. There were 48 participants in the MIP in 1996. Determination of MIP awards for 1996 was made in January 1997. The average cash payout to executive officers was approximately 43% of salary. Mr. Woodring's MIP award, which is based on overall Company results, was $227,813, or approximately 78% of his salary for 1996, which represented 78% of his maximum possible award. This amount includes the value of performance shares awarded under the Executive Performance Share Plan.

      Executive Performance Share Plan
      --------------------------------

      Approximately 31% of the incentive pay for RGA Re executives and sales officers is paid in the form of performance shares rather than cash pursuant to the Executive Performance Share Plan. A performance share is a hypothetical share of Common Stock of the Company based upon the fair market value of the Common Stock at the time of grant. Performance shares are not transferable and are subject to forfeiture if the participant does not remain employed by RGA or one of its subsidiaries for three years after the grant or until normal retirement, death or total disability.

      Normally, the value of each performance share will be the current fair market value of a share of the Company's Common Stock. By making part of the pay of the Company's top executives take this form the Committee has sought to give these officers further incentives to increase the value of the Company. The average payout in the form of performance shares to executive officers was approximately 20% of salary. Mr. Woodring received 1,498 performance shares valued at $68,344 for 1996.

      Section 162(m)
      --------------

      The Committee endeavors to maximize the deductibility of compensation under Section 162(m) of the Internal Revenue Code while maintaining competitive compensation. During 1996, the Company's Board of Directors and shareholders adopted amendments to the Flexible Stock Plan, Executive Performance Share Plan and Management Incentive Plan, in each case, among other things, in order to comply with Section 162(m) with respect to certain awards.

                          The Compensation Committee

                          Bernard A. Edison, Chairman
            J. Cliff Eason                            Dennis F. Hardcastle
            William A. Peck, M.D.                     William P. Stiritz



        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 1996, the Compensation Committee was comprised of Messrs. Edison (Chairman), Eason, Hardcastle, Peck, and Stiritz. None of such directors has been an officer or employee of the Company or any of its subsidiaries.
Richard A. Liddy, who is Chairman of the Board, serves as a director (but not on the compensation committee) of Ralston Purina Company, of which Mr. Stiritz is an executive officer. Although Mr. Liddy is not paid any compensation by the Company, he holds options to purchase shares of the Company's Common Stock.

                        EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth certain summary information concerning the compensation awarded or paid to, or earned by, the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company during 1996.

                                                                                                        Long Term
                                                                                                       Compensation
                                                            Annual Compensation                           Awards
                                                    ---------------------------------                     ------

                                                                                                        Securities      All Other
                                                                                   Other Annual         Underlying    Compensation
Name and Principal Position      Year       Salary ($)<F1>   Bonus ($)<F2><F3>    Compensation<F4>      Options <F#>     ($)<F5>
---------------------------      ----       --------------   -----------------    ----------------      ------------  ------------
A. Greig Woodring                1996         $291,600          $229,594          $     --                 38,226        $11,054
   President and Chief           1995          239,538           199,495                --                      0         14,419
   Executive Officer             1994          212,500           129,094                --                 42,900          7,438

David B. Atkinson                1996         $194,123          $146,888          $     --                 30,580         $8,744
   Executive Vice President      1995          160,392           129,094                --                      0          8,548
   and Chief Operating Officer   1994          151,552            86,319                --                 23,500          5,082

Bruce E. Counce                  1996         $152,423          $113,093          $     --                 24,466         $7,584
   Executive Vice President      1995          142,696           106,541                --                      0          5,264
   and Chief Corporate           1994          135,896            96,519                --                 14,000          4,385
   Operating Officer

Andre St-Amour<F6>               1996         $164,025          $125,506          $     --                      0         $4,921
   President, RGA Life           1995          149,139            74,570                --                      0          5,650
   Reinsurance Company of        1994          127,143            36,236                --                 14,100          5,285
   Canada

Graham Watson<F7>                1996         $150,174          $303,666          $177,842                      0         $    0
   Executive Vice President      1995               --                --                --                     --             --
   and Chief Marketing Officer   1994               --                --                --                     --             --

-------------------------

<F1>  For Messrs. Woodring, Atkinson and Counce, includes any amounts deferred at the election of the executive officers under the RGA Re Executive Deferred Savings Plan. Messrs. St-Amour and Watson, as non-U.S. citizens, are not eligible to participate in such plan. Amounts for Mr. St-Amour include amounts deferred under the Retirement Plan of RGA Life Reinsurance Company of Canada. Amount for Mr. Watson also includes an adjustment to be paid in 1997 to reflect the cost of living difference between Australia and Canada during 1996, which adjustment has been estimated to be $11,424.

<F2>  Includes, among other things, cash bonuses earned for each year
      (including any bonuses deferred at the election of the executive officers) under the Company's Management Incentive Plan (for all named executives) and the RGA Re Profit Sharing Plan (for Messrs. Woodring, Atkinson and Counce). The amount shown for Mr. Watson for 1996 also includes (i) a production bonus of $183,360 earned since April 1, 1996 with respect to the Company's Canadian business (this amount was paid in Canadian dollars, but is shown in U.S. dollars) (see "Certain Relationships and Related Transactions") and (ii) $4,681 paid to Mr. Watson in lieu of an award under the RGA Re Profit Sharing Plan, in which he is not eligible to participate (see Note 5).

<F3>  Includes, in 1996, 1995 and 1994, the value of the following number of performance shares awarded in January 1997, January 1996 and January 1995, respectively, pursuant to the Executive Performance Share Plan, based on the closing price of the Common Stock on the date of award
      ($45 5/8): Mr. Woodring, 1,498 performance shares; Mr. Atkinson, 994 performance shares; Mr. Counce, 762 performance shares; Mr. St-Amour, 859 performance shares (to be awarded in 1997); and Mr. Watson, 792 performance shares. Each performance share represents the equivalent of one share of Common Stock. Performance shares become nonforfeitable in one-third increments on the last day of the calendar year after the grant and on the last day of the next two calendar years. Payment with respect to nonforfeitable performance shares is made in the form of cash or shares of Common Stock, as determined by the Compensation Committee,
      (i) 24 months after termination of employment; (ii) immediately upon termination of employment if termination is as a

                                    11

      result of death, disability, or retirement or within six months of a change in control (as defined); (iii) at the time the participant exercises any options under the Flexible Stock Plan (or any other stock option plan adopted by RGA or its subsidiaries); or (iv) after the last day of any calendar year in which the value of the participant's nonforfeitable performance units exceeds 500% of the participant's target bonus that is payable with respect to that year under the RGA Management Incentive Plan.

<F4>  Amount for Mr. Watson represents personal benefits primarily related to his temporary assignment in Australia during 1996, including approximately $96,000 for housing expenses. Perquisites for each of the other named executive officers did not exceed the lesser of $50,000 or 10% of such officer's salary and bonus for any year reported.

<F5>  For Messrs. Woodring, Atkinson and Counce, amounts represent contributions made by RGA Re in 1996, 1995 and 1994 to the officers' accounts in the RGA Re Profit Sharing Plan and the RGA Re Augmented Benefit Plan. Contributions for 1996 to the accounts of Messrs. Woodring, Atkinson, and Counce totaled $5,344, $6,281, and $6,281, respectively, under the RGA Re Profit Sharing Plan; and $5,710, $2,463, and $1,303, respectively, under the RGA Re Augmented Benefit Plan. Amounts for Mr. St-Amour represent contributions made to the account of Mr. St-Amour by RGA Life Reinsurance Company of Canada under its Retirement Plan. Mr. Watson does not participate in any defined contribution plan.

<F6>  Amounts for Mr. St-Amour were paid in Canadian dollars, but are shown in
      U.S. dollars.

<F7>  Mr. Watson was not employed by the Company until April 1, 1996.  Mr.
      Watson is a principal of Intercedent Limited, which received payments from the Company for certain marketing services prior to April 1, 1996 and which continues to receive a portion of payments made to Insource Limited for such services following April 1, 1996. See "Certain Relationships and Related Transactions."

      Retirement Plans

      Certain of the Company's employees participate in the General American Life Insurance Company Pension Plan and Trust (the "Pension Plan"), a qualified defined benefit plan which became a multiple employer plan as of June 1, 1993. Certain of the Company's employees participate in the RGA Re Augmented Plan (the "RGA Augmented Plan"), a non-qualified defined benefit plan under which eligible employees are entitled to additional retirement benefits not paid under the Pension Plan due to Internal Revenue Code limits on the amount of benefits that may be paid under the Pension Plan. The Company also maintained, until January 1, 1994, an Executive Supplemental Retirement Plan (the "RGA Supplemental Plan"), a non-qualified defined benefit plan pursuant to which eligible executive officers are entitled to receive additional retirement benefits.

      The following table shows the annual benefits payable upon retirement at age 65 for various remuneration and years of service combinations under the Pension Plan and the RGA Augmented Plan as of January 1, 1997.





                                                      Years of Service
                                                      ----------------

    Remuneration     5             10             15             20             25            30              35
    ------------     -             --             --             --             --            --              --
   $ 100,000    $ 10,000       $ 15,524       $ 23,285       $ 31,047       $ 38,808       $ 46,750       $ 54,332

     125,000      12,507         19,774         29,660         39,547         49,434         59,320         69,207

     150,000      15,009         24,024         36,035         48,047         60,059         72,070         84,082

     175,000      17,510         28,274         42,410         56,547         70,684         84,820         98,957

     200,000      20,012         32,524         48,785         65,047         81,309         97,570        113,832

     225,000      22,500         36,774         55,160         73,547         91,934        110,321        128,707

     250,000      25,015         41,024         61,535         82,047        102,559        123,070        143,582

     275,000      27,516         45,116         67,672         90,230        112,788        135,344        157,902

     300,000      30,014         49,217         73,824         98,432        123,041        147,648        172,256

     325,000      32,519         53,319         79,976        106,635        133,294        159,952        186,611

      Messrs. Woodring, Atkinson and Counce participate in the Pension Plan and the RGA Augmented Plan and have been credited with the following years of service under such plans: Mr. Woodring, 17 years; Mr. Atkinson, 9 years; and Mr. Counce, 27 years. Remuneration under the Pension Plan and the RGA Augmented Plan is the highest average Benefit Salary for five consecutive years during the preceding 10 years, where "Benefit Salary" for a given year means an officer's base salary for such year plus the average bonus awarded such officer under the RGA Management Incentive Plan for the preceding three years. The current remuneration covered by the plans for each of the participating named executives is: for Mr. Woodring, $282,663; for Mr. Atkinson, $183,793; and for Mr. Counce, $160,485. Messrs. St-Amour and Watson, as non-U.S. citizens, are not eligible to participate in the Pension Plan or the RGA Augmented Plan. Mr. St-Amour and Mr. Watson participate in pension plans sponsored by the governments of Quebec and Canada, respectively.

      The following table shows the annual benefits payable upon retirement at age 65 for various remuneration and years of service combinations under the RGA Supplemental Plan as of January 1, 1997.


                                                                   Years of Service
                                                                   ----------------
                        Remuneration                        5                            10
                        ------------                       ---                           --
                        $ 100,000                       $ 10,000                      $ 20,000

                          125,000                         12,500                        25,000

                          150,000                         15,000                        30,000

                          175,000                         17,500                        35,000

                          200,000                         20,000                        40,000

                          225,000                         22,500                        45,000

                          250,000                         25,000                        50,000

                          275,000                         27,500                        55,000

      The participating named executive officers have been credited with the following years of service under the RGA Supplemental Plan: Mr. Woodring, 8 years; Mr. Atkinson, 3 years; and Mr. Counce, 7 years. The maximum years of service that may be accrued under the plan is 10. Remuneration under the RGA Supplemental Plan was the highest average Benefit Salary for three consecutive years during the preceding five years. The remuneration covered by the plan for each of the named executive officers is: for Mr. Woodring, $245,860; for Mr. Atkinson, $145,407; and for Mr. Counce, $130,315.

      Retirement benefits shown under the Pension Plan, the RGA Augmented Plan, and the RGA Supplemental Plan are payable at age 65 in the form of a single life annuity to the employee using the maximum offset allowance currently in effect under Section 401(1) of the Internal Revenue Code of 1986, as amended, to compute the offset for such benefits under the plans. Payment of the specified retirement benefits is contingent upon continuation of the plans in their present form until the employee retires.

Option Grants in Last Fiscal Year

      The Company has a Flexible Stock Plan, which provides for the award of various types of benefits, including stock options, stock appreciation rights ("SARs"), restricted stock, performance shares, cash awards, and other stock-based awards. The following table sets forth certain information concerning options granted pursuant to the Flexible Stock Plan during 1996. No SARs were awarded during 1996.

                                           Individual Grants
                                          --------------------

                                               % of Total
                                                 Options                                         Potential Realizable Value
                      Number of Securities     Granted to       Exercise or                        at Assumed Annual Rates
                       Underlying Options     Employees in      Base Price     Expiration        of Stock Price Appreciation
   Name                 Granted (#)<F2>       Fiscal Year         ($/Sh)          Date              for Option Term <F1>
   ----               --------------------    ------------      -----------    ----------        ---------------------------
                                                                                                     5% ($)         10% ($)
                                                                                                   --------         -------
   A. Greig Woodring          38,226                32%           $45.50        5/4/2003           $708,063      $1,650,088

   David B. Atkinson          30,580                25%           $45.50        5/4/2003           $566,435      $1,320,035

   Bruce E. Counce            24,466                20%           $45.50        5/4/2003           $453,185      $1,056,115

   Andre St-Amour                0                  ---              ---             ---                ---             ---

   Graham Watson                 0                  ---              ---             ---                ---             ---

---------------------------

<F1>  The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

<F2>  All options were granted on December 20, 1996 following the exercise of all of the executives' options granted at the time of the Company's initial public offering in 1993. See "Aggregated Option Exercises and Fiscal Year-End Option Values" and "Compensation Committee Report on Executive Compensation." The options become exercisable in full on December 20, 1999 and expire May 4, 2003, the expiration date of the 1993 options. Vesting is contingent on the officer holding a specified number of shares of Common Stock, as follows: Mr. Woodring, 11,774 shares; Mr. Atkinson, 9,420 shares; and Mr. Counce, 7,534. If an officer's stock ownership level is reduced below such amounts, the shares subject to his stock option will be reduced proportionately. Vesting will be accelerated upon a change in control of the Company (as such term is defined in the Flexible Stock Plan). The Company granted stock options to senior management, including each of the named executive officers, in January 1997, which are not reflected in the table. See "Compensation Committee Report on Executive Compensation."

Aggregated Option Exercises and Fiscal Year-End Option Values

      The table below provides certain information for each of the named executive officers concerning exercises of options during 1996 and the value of unexercised options at December 31, 1996.

                                                                  Number of Securities                       Value of Unexercised
                                                                 Underlying Unexercised                      In-the-Money Options
                       Shares Acquired           Value          Options at 12/31/96<F2>                        at 12/31/96<F3>
                     on Exercise (#)<F1>       Realized($)

   Name                                                        Exercisable/Unexercisable                   Exercisable/Unexercisable
   ----                                                        -------------------------                   -------------------------
   A. Greig Woodring        50,000              $975,379           0/81,126 options                                  $0/$904,030

   David B. Atkinson        40,000              $780,444           0/54,080 options                                  $0/$510,880

   Bruce E. Counce          32,000              $624,213           0/38,466 options                                  $0/$314,507

   Andre St-Amour             0                    ---            7,050/7,050 options                          $138,356/$138,356

   Graham Watson              0                    ---                0/0 options                                    $0/$0

---------------------

<F1>  All option exercises were made in November and December 1996 to facilitate the executive stock ownership guidelines adopted by the Compensation Committee and the Board of Directors in October 1996. See "Compensation Committee Report on Executive Compensation." Each of the officers retained the following number of shares acquired upon exercise of the options: Mr. Woodring, 11,774 shares; Mr. Atkinson, 9,420 shares; and Mr. Counce, 7,534 shares.

<F2>  The Company granted stock options to senior management, including each of the named executive officers, in January 1997. The 1997 options, which are not currently exercisable, are not reflected in the table. See "Compensation Committee Report on Executive Compensation."

<F3>  Represents the difference between the December 31, 1996 closing price of the Company's Common Stock ($47 1/8) and the exercise price of the options.

                              PERFORMANCE GRAPH

      Set forth below is a graph for the period beginning May 4, 1993 (the date the Company's Common Stock began trading on the New York Stock Exchange) and ending December 31, 1996, comparing the cumulative total return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies in the Standard & Poor's 500 Stock Index and the Standard & Poor's Insurance (Life/Health) Index. The indices are included for comparative purposes only. They do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the Company's Common Stock, and are not intended to forecast or be indicative of future performance of the Common Stock.


                                   [GRAPH]

                                                        05/04/93           12/93         12/94       12/95      12/96
REINSURANCE GROUP OF AMERICA INCORPORATED                 100               107            96         144        187
S & P 500                                                 100               108           110         151        185
S & P INSURANCE (LIFE/HEALTH)                             100                96            79         114        139

<F*> $100 INVESTED ON 05/04/93 IN STOCK OR ON 4/31/93 IN INDEX - INCLUDING
     REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company was incorporated in December 1992, at which time it was owned 100% by General American Life Insurance Company ("General American"). In May 1993, the Company completed an initial public offering of its Common Stock. General American retains beneficial ownership of approximately 63% of the Company's Common Stock.

      The Company, through its subsidiaries, RGA Reinsurance Company ("RGA Re"), RGA Life Reinsurance Company of Canada ("RGA Canada"), BHIF America Seguros de Vida S.A., Manantial Seguros de Vida S.A., RGA Reinsurance Company Chile S.A., and RGA Reinsurance Company (Barbados) Ltd., is engaged primarily in ordinary life reinsurance, accident and health reinsurance, and international life and disability on a direct and reinsurance basis. RGA was organized as a Missouri corporation in 1992 to serve as a holding company for reinsurance operations formerly conducted by General American through its Reinsurance Division. RGA and its predecessor, the Reinsurance Division of General American, have been engaged in the business of life reinsurance since 1973. Initially, all reinsurance agreements were with General American, which retroceded to RGA Re in 1993 all of its U.S. life reinsurance. Since the IPO, the majority of all reinsurance agreements between General American and the underlying ceding companies have been transferred to RGA Re. Additionally, RGA Re has established its own client base and assumes reinsurance directly.

      The Company beneficially owns 100% of RGA Canada. RGA Canada directly reinsures or administers all of the Company's Canadian reinsurance business. Amounts in excess of RGA Canada's retention limit are retroceded to General American pursuant to a retrocession agreement and then retroceded by General American to RGA Re.

      General American and RGA Re entered into a marketing agreement effective January 1, 1993 whereby General American agreed to amend and terminate its assumed and retrocession reinsurance agreements only at RGA Re's direction, thus giving RGA Re the contractual right to direct future changes to existing reinsurance agreements. Under the terms of the marketing agreement, General American further agreed to enter into additional reinsurance agreements as a reinsurer only at RGA Re's direction. In consideration of its services under the marketing agreement and in recognition of its continuing liability under the reinsurance agreements retroceded to RGA Re pursuant to the retrocession agreement, General American charges RGA Re an annual amount, payable in quarterly installments, equal to 0.25% of specified policy-related liabilities that are associated with existing and future treaties written by General American for the benefit of RGA Re. The specified policy-related liabilities on which the marketing fee is based consist of gross reserves for reinsurance assumed by General American plus gross policy and contract claim liabilities related thereto, less (i) reserve credits taken for reinsurance retroceded,
(ii) the reinsurance-retroceded component of policy and contract claims, and
(iii) total policy loans outstanding for reinsurance assumed by General American, as such items are reflected on the statutory financial statements. The marketing agreement expires on January 1, 2000. The Company may, at its sole option, terminate the marketing agreement at any time. The Company paid General American approximately $186,200 for its services under the marketing agreement in 1996.

      General American entered into a tax allocation agreement with RGA Re in October 1992, a tax allocation agreement with RGA in January 1993, and a tax sharing agreement with RGA and RGA Re in January 1993. The tax allocation agreements, among other things, generally provide that the tax liability of the General American federal consolidated tax return group, during the period that RGA or RGA Re were members of that group, will be allocated among the members of the group in proportion to their separately calculated tax liability. The agreements also provide that any savings resulting from the tax benefits of a particular member will be paid to that member, rather than accruing to the benefit of the other members. The tax sharing agreement, among other things, requires that certain payments be made between RGA or RGA Re and General American in the event there is a change in pre-IPO tax liabilities of RGA or RGA Re and provides that General American may settle any number of individual proposed adjustments in an amount less than or equal to $50,000 without the consent of the other party. In addition, under the tax sharing agreement, General American indemnifies RGA and RGA Re against any tax liabilities of the General American federal consolidated tax return group that are not attributable to either RGA or RGA Re; and RGA Re and RGA will indemnify General American against any tax liabilities of RGA or RGA Re.

      Under two administrative services agreements entered into as of January 1, 1993, General American has agreed to provide RGA and RGA Re, respectively, with certain management and administrative services, at their request. Such services include legal, treasury, employee benefit, payroll, personnel, and other services. As consideration for these services, RGA or RGA Re, as the case may be, pays General American a monthly fee based on General American's actual cost, computed in accordance with General American's current cost accounting system. Each of the services agreements is terminable by either party on 90 days' written notice. General American has agreed to provide similar services to RGA Canada pursuant to a management agreement effective January 1, 1993. The cost of services provided by General American under these agreements in 1996 was approximately $1,786,000.

      Under separate investment advisory agreements, Conning Asset Management Company ("Conning") (formerly known as General American Investment Management Company), a wholly-owned subsidiary of General American, manages the U.S. investment portfolios of RGA, RGA Re, RGA Reinsurance Company of Australia, Limited and RGA Reinsurance Company (Barbados) Ltd. During 1996, the investment professionals associated with Conning were employees of General American. Each of the investment advisory agreements is terminable by either party at the end of any calendar year on 90 days' written notice. For its services, Conning receives an annual fee of 0.09%, payable quarterly in arrears based on the book value of the portfolio managed at the end of each calendar quarter. The Company made payments to Conning of approximately $1,160,000 for investment advisory services in 1996.

      The Company conducts its business primarily from premises leased by RGA Re from General American. RGA Re made rental payments to General American principally for office space and equipment of approximately $1,458,000 in 1996.

      The Company has direct policies and reinsurance agreements with General American and its subsidiaries. These agreements are terminable by either party on 90 days' written notice with respect to new business only. The Company received gross premiums from these agreements with General American and its subsidiaries of approximately $20,640,000 in 1996.

      Pursuant to a marketing agreement, the Company engaged the services of the consulting firm Insource Limited ("Insource") (formerly known as Intercedent Actuaries and Consultants, Ltd.) to conduct certain marketing-related services in particular geographic regions. Graham Watson, an executive officer of the Company and an officer and director of certain Canadian subsidiaries, is a principal of and has an approximate 75% equity interest in Intercedent Limited, which, prior to April 1, 1996, owned 50% of the common stock of Insource. Effective April 1, 1996, Intercedent Limited no longer owns any common stock of Insource, but is entitled to receive up to 50% of Insource's revenues relating to business generated on behalf of RGA, among others. The Company paid Insource approximately $455,200 during 1996 pursuant to this agreement. The agreement was terminated with respect to new business effective December 31, 1996, although the Company will continue to pay Insource for certain business generated prior to such date. In addition, prior to April 1, 1996, the Company paid Intercedent Limited a production bonus based on premiums generated through its Canadian subsidiaries. Effective April 1, 1996, this bonus is now paid directly to Mr. Watson, who became an employee of RGA Re on such date. The amount of the production bonus paid to Intercedent from January 1, 1996 through April 1, 1996 was approximately $132,800.

      General American, RGA and RGA Re are parties to a stockholders' agreement with the minority stockholders of Fairfield Management Group, Inc. ("Fairfield") (formerly known as Great Rivers Holding Company), a subsidiary of RGA Re. Pursuant to the agreement, super-majority approval of the Board of Directors of Fairfield is required for the declaration of dividends and certain related-party transactions and super-majority approval by the Board and the unanimous approval of the stockholders of Fairfield is required for certain extraordinary transactions. The agreement provides that, upon the proposed direct or indirect sale by RGA of more than 25% of the stock of Fairfield to an unrelated third party, the minority stockholders can require the proposed purchaser to acquire all of such stockholders' shares in Fairfield on the same terms and conditions. The agreement also prohibits any transaction as a result of which General American, RGA, or RGA Re would own, directly or indirectly, less than 50% of the stock of Fairfield without the prior consent of the minority stockholders. In addition, in the event RGA proposes to enter into a transaction with an unrelated third party prior to January 1, 1998 pursuant to which RGA will own less than 50% of the equity and voting power of RGA Re, the minority stockholders can require RGA or the proposed purchaser to purchase any or all of the stockholders' shares in Fairfield at a price equal to the greater of $504.40 per share and the then current adjusted book value per share of Fairfield (the "Modified Book Value Price"). The agreement also provides for certain rights of first refusal in the event any stockholder desires to transfer shares in Fairfield after January 1, 1998. The agreement further provides that RGA has the right to purchase the shares of a minority stockholder upon such stockholder's attaining age 65 or upon such stockholder's voluntary termination of employment or termination for cause prior to January 1, 1998; that RGA is obligated to purchase such minority stockholder's shares upon such stockholder's death or incapacity prior to January 1, 1998; and that each minority stockholder can require RGA to purchase all of such stockholder's shares upon the termination of employment of such stockholder without cause prior to January 1, 1998. Any time after December 31, 1997, the minority stockholders (who collectively own 4,900 shares of Fairfield) have the right to put all of their shares in Fairfield to RGA at the greater of $504.40 per share or the Modified Book Value Price, or to convert all of their shares into Common Stock of RGA at a conversion ratio based on the aforementioned price and the then-current value of RGA Common Stock, provided that such conversion shall not reduce General American's ownership interest in RGA below 51%. Had such conversion rights been exercised on December 31, 1996, RGA would have been required to issue not more than 52,450 shares of Common Stock (using a conversion ratio based on the price of the RGA Common Stock at December 31, 1996 of $47 1/8 per share).

                                    VOTING

      The affirmative vote of the holders of a majority of the shares of the Company's Common Stock entitled to vote which are present in person or represented by proxy at the 1997 Annual Meeting is required to elect directors and to act on any other matters properly brought before the meeting. Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees for election as directors and proxies which are marked to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees and against such other matters, respectively. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. If no specification is made on a duly executed proxy, the proxy will be voted FOR the election of the directors nominated by the Board of Directors and in the discretion of the persons named as proxies on such other business as may properly come before the meeting.

      As of March 31, 1997, General American beneficially owned approximately 63.2% of the shares of Common Stock entitled to vote at the meeting. General American has indicated its intention to vote its shares FOR the election of directors nominated by the Board of Directors, its vote would be sufficient to elect the nominees.

      The Company knows of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

                             INDEPENDENT AUDITORS

      KPMG Peat Marwick LLP was the auditing firm for the fiscal year ended December 31, 1996, and the Company has selected this firm as auditors for the year ending December 31, 1997. A representative of KPMG Peat Marwick LLP is expected to be present at the 1997 Annual Meeting to respond to appropriate questions and to make a statement if he so desires.

                             STOCKHOLDER PROPOSALS

      Proposals of Stockholders intended to be presented at the 1998 Annual Meeting must be received by the Company by December 12, 1997 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

      In order for a Stockholder to nominate a candidate for director, under the Company's Restated Articles of Incorporation, timely notice of the nomination must be given to the Company in advance of the meeting. Ordinarily, such notice must be given not less than 60 nor more than 90 days before the meeting (but if the Company gives less than 70 days' notice of the meeting, or prior public disclosure of the date of the meeting, then the Stockholder must give such notice within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made, whichever occurs first). The Stockholder filing the notice of nomination must describe various matters as specified in the Company's Restated Articles of Incorporation, including such information as name, address, occupation, and number of shares held.

      In order for a Stockholder to bring other business before a Stockholder meeting, timely notice must be given to the Company within the time limits described above. Such notice must include a description of the proposed business, the reasons therefor, and other matters specified in the Company's Restated Articles of Incorporation. The Board or the presiding officer at the Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for Stockholder action in accordance with applicable law. These requirements are separate from and in addition to the requirements a Stockholder must meet to have a proposal included in the Company's proxy statement.

      In each case the notice must be given to the Secretary of the Company, whose address is 700 Market Street, St. Louis, Missouri 63101. Any Stockholder desiring a copy of the Company's Restated Articles of Incorporation or Bylaws will be furnished a copy without charge upon written request to the Secretary.

                                                              April 11, 1997


Dear Stockholder:

      We invite you to attend the 1997 Annual Meeting of Stockholders of Reinsurance Group of America, Incorporated, to be held on May 15, 1997 in the Ritz-Carlton Hotel, 100 Carondelet
Plaza, Clayton, Missouri at 4:00 p.m.

      It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the proxy form below, detach it, and return it promptly in the envelope provided.











                           (Detach Proxy Form Here)
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

      The undersigned hereby acknowledges receipt of Notice of the 1997 Annual Meeting of Stockholders and the accompanying Proxy
Statement.

      This proxy will be voted as specified. If no specification is made, this proxy will be voted FOR Proposal 1.



                                  Dated this ----- day of -------------, 1997.

                                  --------------------------------------------

                                  --------------------------------------------

                                  (If Stock is owned in joint names, both owners must sign.) If address at left is incorrect, please write in the correct information.


         Please sign as registered and return promptly to:
  Boatmen's Trust Co., P.O. Box 14768, St. Louis, MO 63178-9975.

                           (Detach Proxy Form Here)
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

             REINSURANCE GROUP OF AMERICA, INCORPORATED

   This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned does hereby appoint Jack B. Lay and Matthew
P. McCauley, or either of them, the true and lawful attorneys in fact, agents, and proxies of the undersigned to represent the undersigned at the Annual Meeting of the Stockholders of REINSURANCE GROUP OF AMERICA, INCORPORATED to be held May 15, 1997, commencing at 4 p.m., St. Louis time, at the Ritz-Carlton Hotel, 100 Carondelet Plaza, Clayton, Missouri, and at any and all adjournments and postponements of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company in the name of the undersigned as specified and in their discretion on such other business as may properly come before the meeting.

      MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:
                                   ---

1. Election of Directors
   / /  FOR all nominees listed below             / / WITHHOLD AUTHORITY
        (except as marked to the contrary below)      to vote for all nominees
                                                      listed below

       (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list below.)

            Bernard A. Edison, Stuart I. Greenbaum, Richard A. Liddy


          Please complete, sign and date other side and return promptly.

                               Appendix

Page 15 of the printed proxy contains a Performance Graph. The information in the graph has been presented in a tabular format that may be processed by EDGAR.